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                                                                    EXHIBIT 99.3

                                                        As amended July 29, 1996
                                                        and May 3, 1999


                             STOCK OPTION AGREEMENT

Option No. 1
No. of Shares Subject to Option: 30,000



     This AGREEMENT, dated May 15, 1992, is made between CHILDREN'S CONCEPT, INC. (the "Company") and ROSA L. AUKBURG (the "Optionee"),


                              W I T N E S S E T H :

     1. Grant of Option. Pursuant to resolution of the Board of Directors of the
        ---------------
Company dated May 14, 1992, the Company hereby grants to the Optionee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company, all or any part of an aggregate of 30,000 shares of common stock ($.01 par value) of the Company ("Stock") at the purchase price of $0.67 per share (the "Exercise Price"), such option to be exercisable and exercised as hereinafter provided. This option shall not be treated as an incentive stock option as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended.

     2. Terms and Conditions. It is understood and agreed that the option
        --------------------
evidenced hereby is subject to the following terms and conditions:

        (a) Expiration Date. The option shall expire ten (10) years after the
            ---------------
date indicated above;

        (b) Vesting of Option. The option granted hereunder shall vest (the
            -----------------
"Vested Shares") in accordance with the following schedule:

                           On or After                 Number of
                            This Date                   Shares
                            ---------                   ------

                           May 15, 1992                 15,000
                           May 15, 1993                  7,500
                           May 15, 1994                  7,500

          (c) Exercise of Option. Subject to the other terms of this Agreement
              ------------------
regarding the exercisability of the option, this option may be exercised on or after the date shares
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have vested and upon termination of the Company's "S" corporation status (the "S exception"), but in no event shall the S exception remain in effect beyond three
(3) years from the date hereof.

              Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised. Notation of any partial exercise shall be made by the Company on
Schedule 1 hereto;

          (d) Payment of Purchase Price Upon Exercise. At the time of any
              ---------------------------------------
exercise, the purchase price of the shares as to which this option shall be exercised shall be paid to the Company in cash.

          (e) Exercise Upon Death or Termination of Employment. In the event of
              ------------------------------------------------
death of Optionee while an employee of the Company or any subsidiary of the Company, this option may be exercised , to the extent that Optionee was entitled to do so on the date of her death, by the person or persons to whom Optionee's rights under this option pass by will or applicable law, or if no such person has such right, by her executors or administrators, at any time, or from time to time, but no later than ten (10) years from the date hereof or three (3) months after Optionee's death, whichever date is earlier; provided, however, if the option cannot be exercised because of the S exception, the right to exercise this option shall terminate one (1) month after the expiration of the S exception.

          (f) Exercise Upon Termination of Employment. If Optionee's employment
              ---------------------------------------
shall terminate for any reasons other than death, all right to exercise this option shall terminate on May 14, 2002; provided, however, if Optionee cannot exercise the option because of the S exception, Optionee's right to exercise the option shall terminate one (1) month after the expiration of the S exception.

          (g) Non-Transferability. This option shall not be transferable other
              -------------------
than by will or by the laws of the descent and distribution. During the lifetime of Optionee, this option shall be exercisable only by her;

          (h) Adjustments. In the event of any change in the Stock of the
              -----------
Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Stock or securities of any type (including convertible debt, options or warrants) convertible into, or entitling the holder thereof to purchase Stock (the "Stock Change"), the number and kind of shares subject to this option shall be appropriately adjusted consisted with the Stock Change so the Optionee shall have the option to purchase the same percentage of Stock after the Stock Change as Optionee had the option to purchase immediately prior to the Stock Change;

          (i) No Rights as Stockholder. Optionee shall have no right as a
              ------------------------
stockholder with respect to any shares of Stock subject to this option prior to the date of issuance to her of a certificate or certificates for such shares;
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          (j) No Right to Continued Employment. This option shall not confer
              --------------------------------
upon Optionee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of her employer to terminate her employment under the terms of the Employment Agreement;

          (k) Compliance with Laws and Regulations. This option and the
              ------------------------------------
obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

              (i) the listing of such shares on any stock exchange on which the Stock may then be listed, and

              (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall reasonably determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

     3. Investment Representation. The Board of Directors of the Company may
        -------------------------
require Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of the option, an agreement (in such form as the Board of Directors may specify) in which Optionee represents that the shares acquired by her upon exercise are being acquired for investment and not for resale or with a view of distribution thereof.

     4. Notices. Any notice hereunder to the Company shall be addressed to it at
        -------
its office at the following address:

                            Children's Concept, Inc.
                            257 E. Lancaster Avenue
                            Suite 202
                            Wynnewood, Pennsylvania 19096
                            Attention: David Schlessinger

and any notice hereunder to Optionee shall be addressed to her at:

                            Ms. Rosa Aukburg
                            433 Levering Mill Road
                            Bala Cynwyd, Pennsylvania 19004

subject to the right of either party to designate at any time hereafter in writing some other address.
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     5. Amendment. The Board of Directors of the Company shall have the right to
        ---------
amend this Agreement subject to the Optionee's consent if such amendment is not favorable to the Optionee.

     6. Withholding of Taxes. Whenever the Company proposes or is required to
        --------------------
deliver or transfer shares in connection with the exercise of an option, the Company shall have the right to:

        (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares; or

        (b) take whatever other action it deems necessary to protect its interest with respect to tax liabilities. The Company's obligation to make any delivery or transfer of shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

     7. Counterparts. This Agreement has been executed in two counterparts each
        ------------
of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, _________________, has caused this Agreement to be executed by an appropriate officer and Optionee has executed this Agreement, both as of the day and year first above written.




                                           /s/ Rosa Aukburg
                                     --------------------------------
                                           ROSA AUKBURG



                                     CHILDREN'S CONCEPT, INC.



                                     By: /s/ David Schlessinger
                                        -----------------------------
                                        David Schlessinger, President
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                                   SCHEDULE 1


Date of Exercise           Number of Shares          Aggregate Exercise Price
----------------           ----------------          ------------------------
 June 2, 1999                   25,000                      $16,750.00